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                                                                Exhibit 10.5

                        BIO-RAD LABORATORIES, INC.
                        AMENDED AND RESTATED 1988
                       EMPLOYEE STOCK PURCHASE PLAN

   1. Purpose

   This Bio-Rad Laboratories, Inc. Amended and Restated 1988 Stock
   Purchase Plan (the "Plan") is designed to encourage and assist employees of Bio-Rad Laboratories, Inc. (the "Company") to acquire an equity interest in the Company through the purchase of shares of the Company's Class A Common Stock (the "Common Stock").

   2. Administration

   The Plan shall be administered by the Company's Board of Directors
   (or a committee of "disinterested" directors no fewer in number than required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which in either case is referred to as the "Board") in accordance with the requirements and limitations of Rule 16b-
   3 and Section 423, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. The Board may from time to time select a committee or persons (the "Administrator"), to be responsible for any matters for which a "disinterested administrator" is not required by Rule 16b-3. Subject to the express provisions of the Plan, the overall supervision of the Board and to the limitations of Rule 16b-3 and Section 423, the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all participants.

   3. Number of Shares

   (a) Shares Available. The Company has reserved for sale under the Plan 450,000 shares of Common Stock. 645,000 shares may be sold under the Plan of which 450,000 shares may be newly issued shares and 195,000 shares may be reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 645,000 share limitation.

   (b) Adjustments. If at any time after the day preceding the Enrollment Date for each Purchase Period, and prior to the issue and sale by the Company of all the shares of Common Stock covered by participants' enrollment forms with respect to each Purchase Period for which the Enrollment Date has occurred, the Company shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company or another corporation in which it is financially interested and otherwise than in discharge of the Company's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common

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   Stock outstanding by a consolidation of shares, then (a) in the event of such an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to participants' enrollment forms with respect to such Purchase Period shall be proportionately increased and the Purchase Price (as defined in Section 8(a)) per share for such Purchase Period shall be proportionately reduced, and (b) in the event of such a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to enrollment forms with respect to such Purchase Period shall be proportionately reduced and the Purchase Price per share for such Purchase Period shall be proportionately increased. Except as provided in this Section 3(b), no adjustment shall be made under this Plan or any enrollment form by reason of any dividend or other distribution declared or paid by the Company.

   4. Eligibility Requirements

   (a) Eligible Employees. Each employee, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date following six months of employment by the Company, or such other period of employment as may be designated by the Administrator from time to time. Participation in the Plan is entirely voluntary.

   (b) Exclusions from Eligibility. The following employees are not eligible to participate in the Plan, subject to such limitations as may be applicable under Section 423 of the Code and Treas. Reg. 1.423.-2(e):

       (i) employees who, immediately upon enrollment in the Plan, would be deemed under Section 423(b)(3) of the Code to own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any other corporation that constitutes a parent or subsidiary corporation of the Company within the meaning of that section;

       (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year; and

       (iii) employees who are prohibited by the laws of the nation of their residence or employment from participating in the Plan.

   (c) Officers and Directors. Employees who are also directors or "officers" of the Company (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended in the future) may participate only in accordance with Rule 16b-3. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the purchase rights shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the purchase rights granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

   (d) Definitions. "Employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary within the meaning of
   Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable

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   Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. "Participating Subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan.

   5. Enrollment

   Any eligible employee may enroll or re-enroll in the Plan as of the first trading day of any three month, six month, or other period (a "Purchase Period") as shall be established by the Administrator from time to time ("Enrollment Dates"), provided that, unless otherwise designated each Purchase Period shall commence on the first trading day of each fiscal quarter of the Company and end on the trading last day of such fiscal quarter. In order to enroll or re-enroll, an eligible employee must complete, sign and submit to the Company an enrollment form. Any enrollment form received by the Company before the 15th day of the month preceding an Enrollment Date, or such other date established by the Administrator from time to time ("Cut-Off Date") will be effective on that Enrollment Date. For purposes of the Plan, a "trading day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

   6. Grant of Purchase Rights on Enrollment

   (a) Enrollment or Re-Enrollment. Enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of a right to purchase shares of Common Stock under the Plan. Re-enrollment by a participant in the Plan on an Enrollment Date will constitute cancellation by the participant of one or more outstanding purchase rights and the grant by the Company to the participant of a new purchase right on the Enrollment Date on which such re-enrollment occurs. An increase (but not a decrease) in the level of payroll withholding shall also constitute the grant of a new purchase right for the incremental change in the amount withheld but shall not cancel outstanding rights to purchase shares of Common Stock under the Plan. Any participant whose purchase right expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new purchase right on the Enrollment Date immediately following the date on which the prior purchase right expires.

   (b) General Terms of Purchase Rights. Each purchase right granted under the Plan shall have the following terms:

       (i) each purchase right granted under the Plan will have a term of not more than 27 months (or such longer period of time as may be provided by Section 423(b)(7) of the Code or Treasury Regulation 1.423-(h)) or such shorter period as may be established by the Board from time to time; notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the purchase right will expire on the earliest to occur of (A) the completion of the purchase of shares on the last Purchase Date (as defined in Section 8) occurring within 27 months (or such longer period of time as may be provided by Section 423(b)(7) of the Code or Treasury Regulation 1.423-(h)) of the Enrollment Date for such purchase right, or such shorter period as may be established by the Board before an Enrollment Date for all purchase rights to be granted on such Enrollment Date, or (B) the date on which the employee's participation in the Plan terminates for any reason;

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       (ii) payment for shares purchased under the purchase right will be made only through payroll withholding in accordance with
       Section 7;

       (iii) purchase of shares upon exercise of the purchase right will be accomplished only on the Purchase Dates in accordance with
       Section 8;

       (iv) the price per share under the purchase right will be determined as provided in Section 8;

       (v) on each Enrollment Date, each participant shall be entitled to subscribe for the number of shares of Common Stock offered during such Purchase Period designated by him or her in accordance with the terms of the Plan; provided, however, that for any Purchase Period, the Board of Directors may set a minimum, a maximum, or both a minimum and a maximum number of shares that may be subscribed for during such Purchase Period, provided that the maximum number of shares may not in any event exceed 1,000 shares per calendar year;

       (vi) notwithstanding clause (v), (a) in no event may any participant subscribe for shares (under any one or more Purchase Periods which have Enrollment Dates within any calendar year) which would have a total value (computed as the number of shares subscribed for during each such Purchase Period multiplied by the maximum Purchase Price for each such Purchase Period) in excess of $21,250 (or such greater or lesser amount as may be provided by Section 423(b)(8) of the Code or Treasury Regulation 1.423-(i)), and (b) the maximum number of shares that may be subscribed for by a participant shall be further limited and reduced to the extent that the number of shares owned by such participant immediately after any Enrollment Date for purposes of Section 423(b)(3) of the Code plus the maximum number of shares set forth in clause (v) above would exceed 5 percent of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary corporation of the Company within the meaning set forth in Section 423(b)(3) of the Code; and

       (vii) the purchase right will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

   7. Payroll Withholding

   (a) Election of Withholding Amount. Each participant may elect to make contributions at a monthly rate equal to any whole percentage up to a maximum of 10%, or such other maximum percentage as the Administrator may establish from time to time before an Enrollment Date for all purchase rights to be granted on such Enrollment Date, of his or her monthly base earnings. Monthly base earnings exclude commissions, bonuses, overtime pay, shift premiums, long-term disability or workers compensation payments and similar amounts, but includes elective qualified contributions by the participant to employee benefit plans. The rate of contribution shall be designated by the participant in the enrollment form. A participant may elect to increase or decrease the rate of contribution effective as of any Enrollment Date by delivery to the Company not later than the related Cutoff Date of a new enrollment form indicating the revised rate of contribution. If the rate is decreased and there is more than one purchase right outstanding, the participant may specify the purchase right to which such decrease should apply.

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   (b) Credit to Participant's Account.  Contributions shall be credited to a participant's account as soon as administratively feasible after payroll withholding. The Company shall be entitled to use of the contributions immediately after payroll withholding and shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

   (c) Payment of Taxes by Participant. Upon disposition of shares acquired by exercise of a purchase right, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payments that the Company determines, in its discretion, are required due to the exercise of a purchase right, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the purchase right.

   8. Purchase of Shares

   (a) Purchase Price. After the last trading day of each March, June, September, and December Purchase Period (or such other Purchase Period established by the administrator), the Company shall apply the funds then credited to each participant's account to the purchase of any whole and fractional shares of Common Stock. The cost to the participant (the "Purchase Price") for the shares purchased under any purchase right shall be 85% of the lower of:

       (i) the fair market value at the beginning of the fiscal quarter; or

       (ii) the fair market value at the end of the fiscal quarter.

   (b) Fair Market Value. For the purposes of the Plan, the "fair market value" of the Common Stock on a date shall be either (a) (i) the closing price of Common Stock on such date on any established stock exchange if the Common Stock is traded on such an exchange or (ii) in the event that there is no trade resulting in a closing price on a date, the mean between the high bid and low asked quotations for the Common Stock on such date as quoted on the exchange, in each case as reported in the Wall Street Journal or similar publication if such prices are so quoted or reported (if such date is not a trading day, the average of such quotations on the last preceding trading day shall be used in lieu of such quotations), or (b) the fair market value on such date as determined by the Administrator if shares of Common Stock are not so listed, quoted or reported.

   (c) Delivery of Certificates. At the election of the participant, certificates evidencing shares purchased on any Purchase Date shall be delivered as soon as administratively feasible; provided, however, the Administrator may, from time to time, establish limitations as to the frequency with which a participant may elect to have certificates evidencing shares delivered hereunder. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

   (d) Application of Excess Funds. Any funds in an amount less than the cost of one share of Common Stock left in a participant's account pertaining to such Purchase Period on a Purchase Date shall be carried

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   forward in such account for application on the next Purchase Date, unless the participant has withdrawn from the Plan, in which case the additional amount shall be distributed to the participant

   (e) Adjustment of Purchase Rights. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to participants as soon as administratively feasible.

   9. Withdrawal From the Plan

   A participant may withdraw from the Plan in full (but not in part) at any time upon delivery to the Company of a notice of withdrawal at such times as the Administrator may determine from time to time. Any such withdrawal shall be effective as of the end of the then current Purchase Period, and all funds credited to a participant's payroll deduction account shall be used to purchase shares as of the next Purchase Date. Any eligible employee who has withdrawn from the Plan may, however, re-enroll in the Plan again on the subsequent Enrollment Date following withdrawal in accordance with the provisions of Section 5.

   10. Termination of Employment

   Notwithstanding the provisions of Section 9 of this Plan, participation in the Plan shall terminate immediately if a participant ceases to be employed by the Company or a Participating Subsidiary (unless the participant shall thereupon be employed by a Participating Subsidiary or, if previously employed by a Participating Subsidiary, the Company), for any reason (including death or disability), or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after such termination, the Company shall pay to the participant, or his or her beneficiary or legal representative, all amounts credited to the participant's account.

   11. Leave of Absence

   Unless a participant has voluntarily withdrawn from the Plan, shares will be purchased for that participant's account on the Purchase Date next following commencement of a leave of absence by such participant. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, however, unless:

       (i) the leave of absence is of less than 90 days duration and is due to illness, injury or other reason approved by the Administrator; or

       (ii) the participant's right to reemployment after such leave is guaranteed by contract or statute.

   12. Designation of Beneficiary

   Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

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   As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary instructions.

   13. Assignment

   (a) Prohibition on Assignment. The rights of a participant under the Plan shall not be assignable by such participant, by operation of law, or otherwise. No participant may create a lien on any funds, securities, rights or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

   (b) Lifetime Exercise Limitation. A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

   14. General Limitation on Right to Purchase

   Notwithstanding any provision of the Plan to the contrary, if at any time a participant is entitled to purchase shares of Common Stock on a Purchase Date, taking into account such Participant's rights, if any, to purchase Common Stock under the Plan and all other stock purchase plans of the Company and of other corporations that constitute parent or subsidiary corporations of the Company within the meaning of Sections 425(e) and (f) of the Code, the result would be that, during the then current calendar year, such Participant would have first become entitled to purchase under the Plan and all such other plans a number of shares of Common Stock of the Company that would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares that such Participant shall be entitled to purchase pursuant to the Plan on such Purchase Date shall be reduced by the number that is one more than the number of shares that represents the excess, and any excess amount in his account resulting from such reduction shall be promptly refunded to him in cash.

   15. Administrative Assistance

   If the Administrator in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

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   16. Costs

   All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties, transfer taxes or transfer agent fees applicable to participation in the Plan (such as withdrawal fees) may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company.

   17. Reports

   The Company shall provide or cause to be provided to each participant a report of his or her contributions and the shares purchased by that participant as of each Purchase Date.

   18. Equal Rights and Privileges

   All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Internal Revenue Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Internal Revenue Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 18 shall take precedence over all other provisions in the Plan.

   19. Applicable Law

   The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

   20. Modification and Termination

   (a) The Board may amend, alter or terminate the Plan at any time. No amendment shall be effective unless within 12 months after it is adopted by the Board, it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, if such amendment would:

       (i) increase the number of shares reserved for purchase under the Plan; or

       (ii) require shareholder approval in order to comply with SEC
       Rule 16b-3.

   (b) In the event the Plan is terminated, the Board may elect to terminate all outstanding purchase rights either prior to expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit purchase rights to expire in accordance with their terms (and participation to continue through such expiration dates). If the purchase rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants without interest as soon as administratively feasible.

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   21. No Right of Employment

   Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company any obligation to employ or continue to employ any participant. The right of the Company to terminate any employee with or without cause, at any time, and with or without notice shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

   22. Requirements of Law

   The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the participant of any provision of law. Unless a registration statement under the 1933 Act is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the 1933 Act. Regardless of whether such shares of Common Stock have been registered under the 1933 Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. As a condition precedent to the issuance of any shares of Common Stock under the Plan, the Company may require evidence satisfactory to it or its counsel to the effect that the purchaser of such shares is acquiring the shares for investment and not with a view to their distribution. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

   If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

   The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or delivery of shares pursuant to the exercise of any right to comply with any law.

   23. Board and Shareholder Approval

   This plan was originally approved by the Board of Directors on March
   2, 1988 and by the holders of a majority of the voting power of all outstanding shares of the Company on April 26, 1988. The Plan became effective on January 1, 1989. The Plan was first amended by the Board of Directors on January 15, 1992 and by holders of a majority of the voting power of all outstanding shares of the Company on April 28, 1992. The Plan was further amended by the Board of Directors on February 2, 1994 and by the holders of a majority of the voting power of all outstanding shares of the Company on April 26, 1994. The Plan was further amended by the Board of Directors on August 28, 1997, effective as of October 1, 1997.

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